Exhibit 10.1

SENIOR SECURED PROMISSORY NOTE

U.S. $4,000,000.00	March 21, 2024

FOR VALUE RECEIVED, the undersigned, PRESTO AUTOMATION INC., a Delaware corporation and PRESTO AUTOMATION LLC, a Delaware limited liability company (collectively, “Maker”), promises to pay to the order of PRESTO CA LLC, a Delaware limited liability company (“Lender”), the principal sum of up to Four Million Dollars ($4,000,000.00), together with interest thereon, as hereinafter provided.

1.      Loans; Conditions Precedent.      (a) On the terms and conditions set forth herein, the Lender agrees to make two loans (each a “Loan” and collectively the “Loans”) to Maker in accordance with the terms hereof. The first Loan hereunder (the “First Loan”) shall be in the amount of Two Million Dollars ($2,000,000.00) and shall be made by Lender to Maker on March 21, 2024, and the second Loan hereunder (the “Second Loan”) shall be in the amount of Two Million Dollars ($2,000,000) and shall be made by Lender to Maker on March 30, 2024. This Senior Secured Promissory Note (this “Note”) evidences the Loans.

(b) The obligation of Lender to make the First Loan is subject to the fulfillment on or before the making of such First Loan of each of the following conditions, unless otherwise waived: (1) that certain Seventh Amendment to Credit Agreement and Acknowledgment, dated as of March 21, 2024 (the “Amendment”), by and among Presto Automation LLC, Presto Automation Inc. and Metropolitan Partners Group Administration LLC, as Agent, shall have been executed and delivered by each of the parties thereto in accordance with its terms and remain in full force and effect; (2) the Security Agreement (as defined below in Section 6) shall have been executed by Lender and Maker and remain in full force and effect; (3) the Intercreditor Agreement (as defined below in Section 7(a)) shall have been executed and delivered by Lender and Metropolitan Partners Group Administration LLC in accordance with its terms and remain in full force and effect); (4) each of the representations and warranties made herein or in the Security Agreement by the Maker shall be true and correct; and (5) there shall not have occurred, or the Lender shall not have become first aware, since the execution of this Note, of any event or circumstance that has had, or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, as defined in the Credit Agreement (as defined by and in effect on the effective date of the Amendment); provided, that the price per share of the common stock of Presto Automation Inc. (the “Common Stock”) and its continued listing on The Nasdaq Stock Market shall in no event constitute a Material Adverse Effect. The obligation of Lender to make the Second Loan is subject to the fulfillment on or before the making of such Second Loan of each of the following conditions, unless otherwise waived: (1) the Amendment shall remain in full force and effect and Maker shall be in full compliance therewith; (2) the Security Agreement shall remain in full force and effect and Maker shall be in full compliance therewith; (3) the Intercreditor Agreement shall remain in full force and effect and Maker shall be in full compliance therewith; (4) each of the representations and warranties made herein or in the Security Agreement by the Maker shall be true and correct; and (5) there shall not have occurred, or the Lender shall not have become first aware, since the making of the First Loan, of any event or circumstance that has had, or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; provided, that the price per share of the Common Stock and its continued listing on The Nasdaq Stock Market shall in no event constitute a Material Adverse Effect.

2.            Maturity Date. The Loans shall be repaid no later than May 15, 2024 (the “Maturity Date”).

3.            Computation of Interest; Payment of Interest. Except as hereinafter provided, the outstanding principal balance of this Note shall bear interest from the date hereof until paid at an annual rate of twelve percent (12%). Interest shall be computed on the basis of the actual number of days elapsed. On the Maturity Date, the Maker shall pay the interest then due by adding such outstanding interest to the aggregate principal amount of the Loans.

4.            Schedule of Payments. All payments of principal and interest in respect of this Note shall be paid in kind, and not in cash (such amounts, the “PIK Amounts”). The PIK Amounts shall be compounded by capitalizing the amount of such PIK Amounts and adding the same to the principal balance of the applicable Loan on the last day of each month, after which such PIK Amounts shall accrue interest at the interest rate set forth in Section 3 and otherwise constitute principal under the applicable Loan for all purposes (including, without limitation, for purposes of calculating interest on the principal amount thereof). For avoidance of doubt, all accrued and unpaid PIK Amounts, together with all other amounts owed by Maker to Lender hereunder, shall be payable by Maker of the Maturity Date.

5.            Prepayment. This Note may be prepaid without the written consent of Lender.

6.            Security Interest. This Note is secured by that certain Security Agreement, dated as of the date hereof, by and between Lender and Maker (the “Security Agreement”).

7.            Events of Default. The occurrence of any of the following events shall constitute an event of default (“Event of Default”) hereunder:

(a) Maker shall fail to pay any principal or interest on this Note or the Subordinated Debt (as defined in that certain Subordination Agreement, dated as of the date hereof, (the “Intercreditor Agreement”), among the Maker, the Lender, Metropolitan Partners Group Administration, LLC and the Subordinated Creditors (as defined therein) party thereto) when due whether at maturity, by acceleration, by notice of prepayment or otherwise.

(b) An event of default shall occur under the Subordinated Debt Documents (as defined in the Intercreditor Agreement).

(c) A default or breach of any of Maker’s covenants or obligations under the Security Agreement that is not cured within thirty (30) days after written notice thereof.

(d) A representation or warranty in the Security Agreement shall be or become incorrect or misleading in any material respect, and same is not cured within thirty (30) days after written notice thereof.

(e) An event of default occurs under any other Loan Document (as defined in the Security Agreement).

8.            Remedies. Subject to the terms of the Intercreditor Agreement, notwithstanding any provision hereof, upon the occurrence of an Event of Default (unless each such Event of Default has been cured or waived by Lender), Lender shall have the option to (a) by written notice to Maker, declare the entire unpaid principal balance and all accrued and unpaid interest thereon immediately due and payable; and (b) exercise any and all rights and remedies available to it under the Security Agreement.

9.            Transfer of Note. This Note and the right to payment hereunder may be offered, sold, transferred, gifted or otherwise conveyed by Lender.

10.            Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to Maker for cancellation and shall not be reissued.

11.            Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Lender from bringing suit or taking other legal action against the Maker in any other jurisdiction to collect on the Maker’s obligations to the Lender, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Lender. MAKER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

12.            Severability. If there is any provision of this Note or the application thereof to any party or circumstance, which shall be prohibited by, or invalid under applicable law, such provision shall be ineffective to the minimal extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note, or the application of such provisions to other parties or circumstances. If at any time the rate of interest provided for herein shall exceed the maximum permitted by law, the rate of interest provided for herein shall be deemed to be the maximum permitted under applicable law.

13.            Notices. Any notices, consents or other communications required or permitted to be sent or given hereunder to Maker shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) delivered by a recognized overnight courier service, or (c) sent by facsimile transmission for which automatic confirmation has been received to the parties at the addresses as set forth below or at such other addresses as may be furnished in writing. Such notices, demands and other communications shall be sent to the addresses indicated below:

If to Maker:

Presto Automation LLC

ATTN: Legal Department

985 Industrial Road, Suite 205

San Carlos, CA 94070

Email: accounting@presto.com

and

Presto Automation Inc.

ATTN: Legal Department

985 Industrial Road, Suite 205

San Carlos, CA 94070

Email: accounting@presto.com

With a copy to (which shall be deemed not to be notice):

Paul Hastings LLP

200 Park Avenue

New York, NY 10166

Attn: Colin Diamond and Alex Cota

Email: colindiamond@paulhastings.com and alexcota@paulhastings.com

If to Lender:

Presto CA LLC 222 N. Canal Street Chicago, IL 60606 Attn: Legal Department

With a copy to (which shall be deemed not to be notice): Riley Safer Holmes & Cancila LLP 70 W. Madison Street, Suite 2900 Chicago, IL 60602 Attn: LaVon M. Johns, Esq.

Date of service of such notice shall be (w) the date such notice is personally delivered, (x) one Business Day after date of delivery to the overnight courier if sent by overnight courier or (y) the next succeeding Business Day after transmission by facsimile.

14.            Headings and Pronouns; Terms. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction.

15.            Waiver. Maker hereby waives presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note, and hereby ratifies and confirms whatever Lender may do in this regard.

16. Intercreditor Agreement Controls. Notwithstanding anything herein to the contrary, the terms of this Note are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Note, the terms of the Intercreditor Agreement shall control.

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IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the day and year first above written.

MAKER:

PRESTO AUTOMATION INC.

By:	/s/ Guillaume Lefevre
Name: Guillaume Lefevre
Its: Chief Executive Officer

PRESTO AUTOMATION LLC

By:	/s/ Guillaume Lefevre
Name: Guillaume Lefevre
Its: Chief Executive Officer